Evolus Reports Second Quarter 2022 Results
and Provides Business Update
•Q2 2022 Net Revenue of $37.2 Million, Up 42% from Q2 2021
•Reaffirms Full-Year 2022 Net Revenue Guidance of Upper End of $143 to $150 Million
•European Launch to Commence in Q3 2022
•Strong Cash Position of $84.5 Million Expected to Fund Company to Breakeven

NEWPORT BEACH, Calif., Aug. 2, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the second quarter ended June 30, 2022 and provided a business update.
“We are very pleased to report another record quarter that reflected above-market growth, increased market share, and disciplined operating expense management,” said David Moatazedi, President and Chief Executive Officer. “Sales for the second quarter of 2022 grew 42% to $37.2 million and our lead sales and marketing metrics demonstrated growing brand awareness and the continued strong adoption of Jeuveau®. We remain confident that Evolus can continue to grow at a faster pace than the toxin market and gain share by leveraging our unique business model focused on the cash-pay aesthetic market and targeting the millennial consumer using our cost-effective digital platform.”
Moatazedi continued, “Based on our year-to-date performance which reflects increasing momentum, our Nuceiva® launch in Europe in the third quarter, and our confidence in a resilient and fundamentally strong aesthetic neurotoxin market, Evolus is on track for another very successful year. We continue to believe we can achieve the upper end of our full-year sales guidance range of $143 to $150 million, which equates to a year-over-year growth rate approaching 50%, and expect our gross margin to step up meaningfully in the fourth quarter when our royalty payment to our largest competitor will end.”
Second Quarter 2022 Highlights and Recent Developments
•The company’s lead sales and marketing metrics demonstrated continued momentum in the company’s business during the second quarter.
◦Evolus added 590 new customer accounts in the second quarter, bringing the total base since launch to more than 8,100 purchasing customers with a reorder rate that continues to run above 70%1.
◦Membership in the Evolus Rewards loyalty program ended the quarter at nearly 390,000 consumers. Through the first half of 2022, approximately 180,000 rewards had been redeemed compared to 100,000 for the first half of 2021.
◦During the second quarter, Evolus ran a total of 750 individualized co-branded marketing campaigns across the United States that generated more than 250 million media impressions.
•The company recently completed patient enrollment in its Phase II “extra strength” Jeuveau® clinical study. This program provides Evolus with the opportunity to offer the first multi-strength neurotoxin, giving customers and consumers increased treatment options.
•In July 2022, Evolus launched its largest promotional campaign to date. The “Switch Your Tox and Love Evolus Forever” program is designed to grow the company’s customer and consumer base and increase usage of Jeuveau® among injectors and their patients.

Second Quarter 2022 Financial Results
•Total net revenues increased 42% to $37.2 million from $26.1 million in the second quarter of 2021 driven primarily by higher volumes and a slightly higher average selling price of Jeuveau®. Net revenues in the second quarter of 2021 included $0.7 million of international service revenue. Excluding international service revenue, net revenues increased 46% over last year.
•Total net revenues for the second quarter of 2022 increased 10% from $33.9 million in the first quarter of 2022. Net revenues in the first quarter of 2022 included $0.7 million of international service revenue. Excluding international service revenue, net revenues increased 12% over last quarter.
•Gross profit margin and adjusted gross profit margin were 55.4% and 57.4%, respectively, both of which were impacted by the higher settlement royalty rates in effect until September 2022. Adjusted gross profit margin excludes amortization of intangibles.
•Operating expenses increased to $58.5 million in the second quarter of 2022 from $49.4 million in the first quarter of 2022, due primarily to higher product cost of sales attributable to increased sales, increased personnel costs, and increases in commercial activities. Included in operating expenses for the second quarter of 2022 was a $2.0 million in-process research and development (IPR&D) expense for a licensing agreement with a 3-D printing company with unique biomaterials capabilities, for the global rights to develop their technology for aesthetic applications.
•Non-GAAP operating expenses increased to $35.4 million in the second quarter of 2022 from $31.0 million in the first quarter of 2022, in line with expectations. Non-GAAP operating expenses exclude product cost of sales, IPR&D expense, revaluation of the contingent royalty obligation expense, stock-based compensation expense, and depreciation and amortization.
•Loss from operations was $21.3 million in the second quarter of 2022 compared to $15.5 million in the first quarter of 2022. Non-GAAP loss from operations in the second quarter of 2022 was $14.1 million compared to $10.3 million in the first quarter of 2022. Non-GAAP loss from operations excludes revaluation of the contingent royalty obligation expense, IPR&D expense, stock-based compensation expense, and depreciation and amortization.
•Cash and cash equivalents at June 30, 2022 were $84.5 million, compared to $106.7 million at March 31, 2022. Cash used during the quarter included inventory payments of $13.6 million to support the growth of the business, and net royalty, IPR&D and interest payments totaling $9.9 million. Cash collected during the quarter exceeded cash used to operate the business by $1.3 million. Evolus continues to expect that its existing cash balance will fund current operations through cash flow breakeven.
Outlook
•Based on its year-to-date performance and confidence in a resilient and fundamentally strong aesthetic neurotoxin market, the company continues to believe it can achieve the upper end of its full-year sales guidance range of $143 to $150 million. This assumes a minimal contribution from international markets.
•Evolus continues to expect its full-year adjusted gross profit margin to increase and be between 58% and 61% with a fourth quarter step up to 68% to 71% concurrent with the significant decrease in settlement royalty rates.
•The company continues to expect full-year non-GAAP operating expenses to be between $135 million and $140 million, which consists mainly of continued investments in the growth of Jeuveau® in the U.S. plus Nuceiva® launch expenses in Europe. Non-GAAP operating expenses exclude product cost of sales, IPR&D expense, revaluation of the contingent royalty obligation expense, stock-based compensation expense, and depreciation and amortization.
•The company remains on track to launch Nuceiva® in Europe beginning in the third quarter of 2022.
•Evolus remains on track to complete its Phase II “extra strength” Jeuveau® clinical study by the end of the second quarter of 2023.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 9:00 a.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13731355. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to the company’s financial outlook for 2022, expectations regarding the company’s cash position and expectations regarding share growth, market conditions, international product launches and our ongoing clinical trial.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 3, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset and, as applicable, the one-time settlement payment from Daewoong. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) in-process research and development, (iii) one-time settlement payment from Daewoong, (iv) the revaluation of contingent royalty obligations, (v) stock-based compensation expense, and (vi) depreciation and amortization. Beginning in the fourth quarter of 2021, Evolus began excluding product cost of sales from its presentation of non-GAAP operating expenses; prior period amounts have been revised to conform to the current presentation. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the settlement payment from Daewoong, and the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2022. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin or non-GAAP operating expenses because a reconciliation of such measures to GAAP gross profit margin and GAAP operating expenses, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking adjusted gross profit margin and non-GAAP operating expenses outlook that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through June 30, 2022.

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Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$37,163	$25,396	$70,389	$37,637
Service revenue	—	702	682	702
Total net revenues	37,163	26,098	71,071	38,339

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	15,819	11,302	29,027	16,210
Settlement payment from Daewoong	—	—	—	(25,500)
Selling, general and administrative	36,875	26,463	70,317	47,128
Research and development	1,550	499	2,018	1,340
In-process research and development	2,000	—	2,000	—
Revaluation of contingent royalty obligation payable to Evolus Founders	1,414	1,381	2,730	2,649
Depreciation and amortization	853	1,746	1,775	3,779
Total operating expenses	58,511	41,391	107,867	45,606
Loss from operations	(21,348)	(15,293)	(36,796)	(7,267)
Other income (expense):
Interest income	4	1	4	1
Interest expense	(2,075)	(300)	(4,123)	(945)
Loss from extinguishment of debts, net	—	—	—	(968)
Other expense, net	(24)	—	(31)	—
Loss before income taxes:	(23,443)	(15,592)	(40,946)	(9,179)
Income tax expense	28	9	26	21
Net loss	$(23,471)	$(15,601)	$(40,972)	$(9,200)
Other comprehensive gain (loss):
Unrealized gain (loss)	(62)	—	(165)	—
Comprehensive loss	$(23,533)	$(15,601)	$(41,137)	$(9,200)
Net loss per share, basic and diluted	$(0.42)	$(0.31)	$(0.73)	$(0.21)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	56,080	51,150	55,906	44,164

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$84,484	$146,256
Accounts receivable, net	21,026	14,657
Inventories	12,289	1,762
Prepaid expenses and other current assets	16,148	16,124
Total current assets	133,947	178,799
Noncurrent assets	76,972	78,684
Total assets	$210,919	$257,483
Accounts payable and accrued expenses	$39,023	$36,084
Accrued litigation settlement	5,000	15,000
Other current liabilities	7,508	6,579
Total current liabilities	51,531	57,663
Accrued litigation settlement	—	5,000
Term loan, net of discount and issuance costs	71,545	71,222
Other noncurrent liabilities	40,982	41,722
Total liabilities	$164,058	$175,607
Total stockholders’ equity	$46,861	$81,876

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022		2021
Net cash (used in) provided by:
Operating activities	$(59,087)	*	$7,781
Investing activities	(649)		4,399
Financing activities	(1,871)		16,995
Effect of exchange rates on cash	(165)		—
Change in cash and cash equivalents	(61,772)		29,175
Cash and cash equivalents, beginning of period	146,256		102,562
Cash and cash equivalents, end of period	$84,484		$131,737

*includes a settlement payment of $15.0 million to Allergan/Medytox.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total net revenues	$37,163	$26,098	$71,071	$38,339
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	15,819	11,302	29,027	16,210
Settlement payment from Daewoong	—	—	—	(25,500)
Amortization of distribution right intangible asset	739	739	1,478	1,462
Total cost of sales	16,558	12,041	30,505	(7,828)
Gross profit	20,605	14,057	40,566	46,167
Gross profit margin	55.4%	53.9%	57.1%	120.4%
Add: Settlement payment from Daewoong	—	—	—	(25,500)
Add: Amortization of distribution right intangible asset	739	739	1,478	1,462
Adjusted gross profit	$21,344	$14,796	$42,044	$22,129
Adjusted gross profit margin	57.4%	56.7%	59.2%	57.7%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP operating expense	$58,511	$41,391	$107,867	$45,606
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	15,819	11,302	29,027	16,210
Settlement payment from Daewoong	—	—	—	(25,500)
In-process research and development	2,000	—	2,000	—
Revaluation of contingent royalty obligation	1,414	1,381	2,730	2,649
Stock-based compensation:
Included in selling, general and administrative	2,924	2,810	5,838	4,385
Included in research and development	55	52	100	66
Depreciation and amortization	853	1,746	1,775	3,779
Non-GAAP operating expense	$35,446	$24,100	$66,397	$44,017

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP (loss) from operations	$(21,348)	$(15,293)	$(36,796)	$(7,267)
Adjustments:
Settlement payment from Daewoong	—	—	—	(25,500)
Revaluation of contingent royalty obligation	1,414	1,381	2,730	2,649
In-process research and development	2,000	—	2,000	—
Stock-based compensation:
Included in selling, general and administrative	2,924	2,810	5,838	4,385
Included in research and development	55	52	100	66
Depreciation and amortization	853	1,746	1,775	3,779
Non-GAAP (loss) from operations	$(14,102)	$(9,304)	$(24,353)	$(21,888)